Exhibit 10.1

FOURTH AMENDMENT TO

AIRLINE OPERATING AGREEMENT AND TERMINAL BUILDING LEASE

MINNEAPOLIS-ST. PAUL INTERNATIONAL AIRPORT

This Fourth Amendment to Airline Operating Agreement and Terminal Building Lease (the “Fourth Amendment”) is entered into as of the 6th day of February, 2009, by and between the Metropolitan Airports Commission, a public corporation under the laws of the State of Minnesota (hereinafter sometimes referred to as “MAC” or “Commission”), and Northwest Airlines, Inc., a corporation organized and existing under the laws of Minnesota and authorized to do business in the State of Minnesota (hereinafter referred to as “AIRLINE”).

WHEREAS, MAC and AIRLINE entered into an Airline Operating Agreement and Terminal Building Lease effective January 1, 1999 and amended such agreement as shown on Exhibit 1 (collectively, “Lease”).

WHEREAS, MAC and AIRLINE entered into the Amended and Restated Third Amendment to Airline Operating Agreement and Terminal Building Lease dated December 28, 2007 (the “Amended and Restated Third Amendment”) which incorporated specific Hub and Headquarters covenants necessary for AIRLINE to receive revenue sharing payments.

WHEREAS, as a result of the acquisition of AIRLINE by Delta Air Lines, Inc. (“Delta”) and in connection with the integration of the operations of AIRLINE and Delta, AIRLINE has requested that MAC waive and not enforce certain provisions in the Lease related to the location of AIRLINE’s headquarters in the Minneapolis-St. Paul metropolitan area.

WHEREAS, MAC has agreed to waive and not enforce such headquarters covenant of the AIRLINE under the Lease upon the terms and conditions set forth herein and to modify certain terms and provisions of the Lease as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the parties agree to amend the Lease as follows:

I.                                        INCORPORATION OF AIRLINE OPERATING AGREEMENT AND TERMINAL BUILDING LEASE

Except as set forth in this Fourth Amendment, the Lease shall remain in full force and effect.  In the event of a conflict between this Fourth Amendment, the Amended and Restated Third Amendment, or the Lease, the provisions of this Fourth Amendment shall control.

II.                                    DEFINITIONS

All capitalized terms used in this Fourth Amendment but not defined herein shall have the meanings given them in the Lease.  The following terms, as used herein and in the Lease, shall have the meanings set forth below and, to the extent any such term was defined in the Lease, the definition contained in the Lease shall be deleted and replaced with the definition for such term set forth below:

A.                                   “Airport” means the Minneapolis-St. Paul International Airport.

B.                                     “Delta” means Delta Air Lines, Inc.

C.                                     “Flights” means any and all scheduled flights regardless of aircraft type.

D.                                    “Headquarters Covenant” means the covenant specified in Article XVII(A) hereof.

E.                                      “Hub” means an airport used by an airline for a significant number of its connecting flight passengers.

F.                                      “Hub Covenants” means those covenants specified in Article XVII(B) hereof.

G.                                     “NAI” means Northwest Airlines, Inc.

H.                                    “NAI Code-Share Airlines” means (i) Delta and (ii) any regional air carrier that provides air transportation services for the benefit of NAI or Delta pursuant to a contractual arrangement with NAI or Delta but solely with respect to Flights operated pursuant to such arrangement.

I.                                         “Substantially” means at least ninety percent (90%).

III.                                HUB AND HEADQUARTERS COVENANTS

Article XVII “Hub and Headquarters Covenants” of the Lease is hereby deleted in its entirety and replaced with the following:

XVII.                    Hub and Headquarters Covenants

A.                                   AIRLINE hereby covenants and agrees to maintain its Headquarters in the Minneapolis-St. Paul metropolitan area.

B.                                     AIRLINE agrees that it shall, with respect to the Airport Hub:

(1)                    In order to ensure the continuation of the Hub in Minnesota as a major NAI Hub, AIRLINE will maintain a sufficient proportion of connecting Flights at the Airport such that the number of AIRLINE and NAI Code-Share Airlines enplaned revenue passengers whose Flight travel involves a Flight or Flights which arrive at and depart from the Airport (but whose Flight travel neither originates from nor terminates at the Airport) will not be less than 30% of the total number of AIRLINE and NAI Code-Share Airlines enplaned revenue passengers whose Flight travel involves a Flight or Flights which arrive at or depart from the Airport (calculated annually); and

(2)                    AIRLINE will maintain not less than Substantially 400 departing AIRLINE and NAI Code-Share Airlines Flights per day from the Airport, calculated annually with not less than 250 (i.e., not Substantially 250) of said daily Flights being serviced by aircraft with not less than 70 passenger seats, calculated annually.

The Hub Covenants, as set forth herein, shall not be deemed to prevent AIRLINE from reducing from time to time the number of departing AIRLINE and NAI Code-Share Airlines Flights from the Airport below the levels required in Article XVII(B)(2) above (each, a “Required Level” and, collectively, the “Required Levels”), as part of one or more system-wide reductions in flying; provided, that (A) any such reduction in such Flights at the Airport, after which the number of such Flights is below the applicable Required Level, and (B) any subsequent increase in such Flights at the Airport up to the applicable Required Level, shall not be substantially disproportionate to the reduction or subsequent increase in such Flights at AIRLINE’s and Delta’s other domestic hubs, as determined below in this paragraph by reference to Compliance Targets (as hereinafter defined); provided, however, that nothing contained herein shall be deemed to require AIRLINE to increase the number of departing AIRLINE and NAI Code Share Airlines Flights at the Airport above the applicable Required Level.  AIRLINE’s and Delta’s other current domestic hubs are ATL, DTW, MEM, SLC, and CVG, and such domestic hubs may be increased or decreased for purposes of such calculations by mutual written agreement of MAC and AIRLINE/Delta based upon recognized commercial aviation industry standards.  Any such reduction or any such subsequent increase in total departing AIRLINE and NAI Code-Share Airlines Flights at the Airport and at AIRLINE’s or Delta’s other domestic hubs shall be determined on a calendar year basis based upon a comparison of the aggregate number of departing AIRLINE and NAI Code-Share Airline Flights at such airports during said calendar year to the aggregate number of such Flights at such airports during the Applicable Base Year (as hereinafter defined), with such reduction or such subsequent increase determined for (a) all such departing Flights (“All Flights”), and (b) such departing Flights serviced by aircraft of more than 70 passenger seats (“Large Aircraft Flights”).

The number of All Flights and Large Aircraft Flights at the Airport in any calendar year shall herein be referred to as “MSP Flights”. The number of MSP Flights required hereunder, after accounting for any applicable system-wide reduction in flying or any subsequent recovery in flying levels up to the Required Levels, shall be referred to herein as the “Compliance Target(s)”. The average of the number of Flights (for All Flights and Large Aircraft Flights, as the case may be) at AIRLINE’s and Delta’s other domestic hubs in any calendar year (i.e. the total number of such Flights divided by the number of such other domestic hubs), shall be referred to herein as the “System Average Flights”.  Any calendar year preceding the calendar year when MSP Flights were first less than the applicable Required Level (without any intervening calendar year when MSP Flights were at least equal to the applicable Required Level) shall herein be referred to as the “Applicable Base Year”.

The Compliance Target(s) for any calendar year shall be the lesser of (x) the applicable Required Level or (y) the number of actual MSP Flights in the Applicable Base Year,

(A) plus, in the case of (y) above, such number of MSP Flights multiplied times a percentage equal to ninety percent (90%) of the percentage increase in the number of System Average Flights, from the Applicable Base Year to the then current calendar year; or

(B) minus, in the case of (y) above, such number of MSP Flights multiplied times a percentage equal to one hundred ten percent (110%) of the percentage decrease in the number of System Average Flights, from the Applicable Base Year to the then current calendar year.

Set forth on Schedule 1 attached hereto are examples of the application of the foregoing requirements.

C.            As the sole remedy for breach of the Hub Covenant, Revenue Sharing will be eliminated in any year in which AIRLINE violates the Hub Covenant (and, in the event any such violation continues for three (3) consecutive years, or such covenant is determined to be unenforceable, AIRLINE’s Revenue Sharing will be eliminated permanently).

D.            MAC hereby waives and agrees to not enforce any provision related to the Headquarters Covenant contained in the Lease so long as AIRLINE is not in default (beyond any applicable notice and cure period) of any other provision of the Lease.  Notwithstanding the breach of the Headquarters Covenant contained in this Lease, MAC shall not be entitled to withhold from AIRLINE any concessions revenue sharing payment that AIRLINE is otherwise entitled to receive, and AIRLINE shall be entitled to enforce all rights under this Lease as if such breach has not occurred.

IN WITNESS WHEREOF, the parties have signed and executed this Amendment in duplicate the day and year first below written.

METROPOLITAN AIRPORTS COMMISSION

Date: February 6, 2009		By:	/s/ Jeffrey W. Hamiel
Jeffrey W. Hamiel, Executive Director

NORTHWEST AIRLINES, INC.

Date: February 5, 2009		By:	/s/ Terry Mackenthun

Its: Chief Financial Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

This instrument was acknowledged before me on the 6th day of February, 2009, Jeffrey W. Hamiel, the Executive Director of the Metropolitan Airports Commission on behalf of the Commission.

/s/ Tammy L. Rader
Notary Public

STATE OF MINNESOTA	)
) ss.
COUNTY OF DAKOTA

This instrument was acknowledged before me on the 5th day of February, 2009, by Terry Mackenthun, the Chief Financial Officer of Northwest Airlines, Inc.

/s/ Mary J. Dustin
Notary Public

SIGNATURE PAGE TO AMENDMENT TO NAI TERMINAL LEASE (4TH AMENDMENT)

EXHIBIT 1

AIRLINE OPERATING AGREEMENT AND TERMINAL BUILDING LEASE AND AMENDMENTS

Agreement/Amendment	Effective Date

Airline Operating Agreement and Terminal Building Lease	January 1, 1999

First Amendment	March 29, 2002

Second Amendment	November 15, 2004

Amended & Restated Third Amendment	January 1, 2006

SCHEDULE 1

HUB COVENANT EXAMPLES

	MSP	System Avg.	System Decline vs. Base	Sys % Decline vs. Base	Allowed MSP % Decline	Compliance Level	MSP Decline vs. Base	MSP % Decline vs. Base	In Compliance?
Base Year	400	500
Year 1	300	375	(125)	-25%	-27.5%	290	(100)	-25.0%	Yes
Year 2	300	400	(100)	-20%	-22.0%	312	(100)	-25.0%	No*
Year 3	330	420	(80)	-16%	-17.6%	330	(70)	-17.5%	Yes
Year 4	350	440	(60)	-12%	-13.2%	347	(50)	-12.5%	Yes

*As the reduction in All Flights at MSP in Year 2 from the Base Year is substantially disproportionate to said reduction in All Flights systemwide, the proportionality exception to compliance with Required Levels is not met in this example.